Exhibit 99.1

ARALEZ REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

-First Quarter 2016 Includes the Operations of Tribute from February 5, 2016 through March 31, 2016-

Milton, Ontario — May 10, 2016, Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) (“Aralez” or the “Company”), today announced financial results for the first quarter ended March 31, 2016. The Company also highlighted important corporate, commercial, and regulatory updates. All figures are in U.S. dollars.

Corporate Updates:

•                  On April 25, 2016, the Company announced Health Canada’s approval of BLEXTEN™ (bilastine 20 mg oral tablet) for the treatment of the symptoms of Seasonal Allergic Rhinitis (SAR) and Chronic Spontaneous Urticaria (CSU) (such as itchiness and hives). The approval was granted to Aralez Pharmaceuticals Trading DAC, a wholly-owned subsidiary of Aralez formed under the laws of Ireland. BLEXTEN will be distributed in Canada by Tribute Pharmaceuticals Canada Inc. (“Tribute”), also a wholly-owned subsidiary of the Company.

•                  On April 20, 2016, the Company reported additional details regarding the steps that have been taken to support the submission of the YOSPRALA™ (PA8140/PA32540) New Drug Application (“NDA”) that was submitted to the Food and Drug Administration (“FDA”) on March 14, 2016, using a new primary aspirin supplier for the secondary prevention of cardiovascular disease in patients at risk for aspirin-induced gastric ulcers. Aralez worked directly with the new primary aspirin supplier to help prepare it for a previously planned inspection by the FDA. The FDA inspection has recently concluded with no reported compliance findings. YOSPRALA’s NDA was accepted by the FDA on March 25, 2016 with a Prescription Drug User Fee Act (“PDUFA”) goal date for a decision of September 14, 2016.

•                  On April 20, 2016, the Company also announced the promotional launch of Fibricor® (fenofibric acid), comprised of both the branded product and the Authorized Generic (“AG”), in the United States with a 25 person sales force whose key objectives also include developing relationships with cardiologists. Fibricor operates in a large Fibrate market that is heavily genericized, which makes the AG an important option for medical professionals to prescribe.

•                  On April 19, 2016, the Company announced that James L. Hall will be appointed as the General Manager of Tribute effective May 16, 2016.

First Quarter 2016 Financial Results

On February 5, 2016, the Company completed its acquisition of Tribute (the “Acquisition”). The accompanying financial information for the three months ended March 31, 2016 includes the operations of Tribute from the date of the Acquisition through March 31, 2016. The financial information for the three months ended March 31, 2015 reflects only the results of the Company’s predecessor company, POZEN Inc. (“POZEN”).

Total net revenues for the three months ended March 31, 2016 were approximately $8.1 million compared to $4.4 million for the three months ended March 31, 2015. Net product revenues for the three months ended March 31, 2016 were $3.6 million, resulting from products acquired with the Acquisition from February 5, 2016 through March 31, 2016. VIMOVO® royalties for the three months ended March 31, 2016 were $4.5 million compared to $4.4 million for the three months ended March 31, 2015. Royalty revenues include an increase for net sales outside of the U.S. due to an increase in the royalty rate percentage from 6% to 10%, partially offset by a decrease in U.S. net sales primarily due to an increase in gross-to-net deductions recorded by our commercialization partner, Horizon Pharma USA, Inc.

Non-GAAP selling, general and administrative (“SG&A”) expenses, which represents our ongoing cash-based operating expenses, were $14.1 million for the three months ended March 31, 2016 compared to $2.8 million for the three months ended March 31, 2015. The increase in non-GAAP SG&A is primarily driven by $3.7 million of pre-commercialization costs incurred in anticipation of a planned launch of YOSPRALA, pending FDA approval, in the fourth quarter of 2016, and $7.0 million of expenses for the build-out of the Aralez infrastructure. Non-GAAP research and development (“R&D”) expenses were $3.4 million for the three months ended March 31, 2016 compared to $0.9 million for the three months ended March 31, 2015. The increase in non-GAAP R&D expenses was primarily driven by costs incurred related to the development of YOSPRALA, including the qualification of a new primary aspirin supplier for the active pharmaceutical ingredient.

GAAP SG&A expenses were $37.5 million for the three months ended March 31, 2016 compared to $3.3 million for the three months ended March 31, 2015. The increase in GAAP SG&A is primarily driven by $19.8 million of merger-related expenses, including transaction costs of $7.3 million, severance and retention expenses of $1.0 million, and excise tax equalization payments of $11.5 million. The increase in SG&A expenses also includes $3.1 million in additional share-based compensation expense, as well as $7.0 million of expenses for the build-out of the Aralez infrastructure and $3.7 million of pre-commercialization costs related to YOSPRALA, as described above. GAAP R&D expenses for the three months ended March 31, 2016 were $4.4 million compared to $1.0 million for the three months ended March 31, 2015. The increase primarily relates to the higher costs incurred related to YOSPRALA, as described above.

The GAAP net loss for the three months ended March 31, 2016 was $33.8 million or $0.73 loss per share, on a diluted basis compared to a net loss of $28,000 or $0.00 loss per share, on a diluted basis for the three months ended March 31, 2015.

Balance Sheet

As of March 31, 2016, the Company had cash and cash equivalents of $114.0 million and its common shares outstanding were 64 million. On February 5, 2016, in connection with the Acquisition, the Company completed a financing that provided, among other things, $75 million from the issuance of equity, $75 million from the issuance of convertible debt and access to $200 million of committed capital eligible for acquisitions.

“To maximize the value of our portfolio, we recently began the promotional launch of Fibricor to leverage the affordability and flexibility of the brand and its Authorized Generic in the U.S. and drive broader utility among targeted high potential prescribers,” said Adrian Adams, Chief Executive Officer of Aralez. “We believe the recent inspection of our new primary supplier strengthens the YOSPRALA NDA submission. We are also excited by the recent approval of BLEXTEN, the first new antihistamine in Canada in over 15 years, and look forward to launching this product in Canada in the near future. We also plan to submit New Drug Applications to Health Canada for Treximet® and YOSPRALA to further drive organic growth of the organization. We remain focused on value creation for our shareholders and continue the pursuit of strategic opportunities to diversify our portfolio of product offerings and accelerate our growth.”

First Quarter Results Webcast

Aralez will host a webcast this morning, May 10, 2016 at 8:30 a.m. ET to present first quarter 2016 results. The webcast can be accessed live and will be available for replay at www.aralez.com.

Conference Call Details

Date: Tuesday, May 10, 2016

Time: 8:30 a.m. ET

Dial-in (U.S.): 877-407-8037

Dial-in (International): 201-689-8037

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) is a global specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while creating shareholder value by acquiring, developing and commercializing products primarily in cardiovascular, pain and other specialty areas. Aralez’s Global Headquarters is in Ontario, Canada, the U.S. Headquarters is planned to be in Princeton, NJ and the Irish Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures, including non-GAAP SG&A expenses and non-GAAP R&D expenses. These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP). Management believes this non-GAAP information is useful for investors, taken in conjunction with GAAP financial statements, because it provides greater transparency regarding the Company’s operating performance by excluding (i) non-cash expenses that are substantially dependent on changes in the market price of our common shares and (ii) discrete items, such as merger and acquisition-related costs, including transaction costs and severance, that may not be consistently recurring. Management uses these measures, among other factors, to assess and analyze operational results and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. A reconciliation between non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain statements that constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding the anticipated launch and distribution of BLEXTEN, the projected PDUFA goal date for a decision in respect of the approval by the FDA of YOSPRALA, the expected benefits of the promotional launch of Fibricor, the anticipated launch of YOSPRALA and pending FDA approval, including timing thereof, the plan to submit NDAs to Health Canada for Treximet and YOSPRALA and the expected benefits related thereto, our ability to successfully identify, execute and consummate business or product acquisitions, prospective products or product approvals, the outlook for the Company’s future business and financial performance, our strategies, plans, objectives, goals, prospects,  future performance or results of current and anticipated products, and other statements that are not historical facts, and such statements are typically identified by use of terms such as “may,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “continue” or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements.  Our operations involve risks and uncertainties, many of which are outside of our control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, our inability to build, acquire or contract with a sales force of sufficient scale for the commercialization of YOSPRALA, if approved,  in a timely and cost-effective manner, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates (including YOSPRALA), including as a result of the need to conduct additional studies or due to issues with third-party API or finished product manufacturers, or the failure to obtain such approval of our product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of its product candidates; the inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on AstraZeneca and Horizon for the sales and marketing of VIMOVO, our dependence on Patheon for the manufacture of YOSPRALA™ 81/40 and YOSPRALA™ 325/40; our ability to protect our intellectual property and defend our patents; regulatory obligations and oversight; failure to make, integrate and maintain new acquisitions, such as the integration of Tribute; fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies; changes in government regulations, including tax laws and unanticipated tax liabilities general adverse economic, market and business conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports and Canadian securities law filings, including in our Annual Report on Form 10-K for the year ended December 31, 2015 and on Form 10-Q for the three months ended March 31, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in our future reports filed with the Securities and Exchange Commission and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Aralez Pharmaceuticals US Inc. Contact:

Nichol L. Ochsner

Executive Director, Investor Relations & Corporate Communications

732-754-2545

nochsner@aralez.com

Financial Tables to Follow

ARALEZ PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands of U.S. dollars, except share and per share data)

	Three Months Ended March 31,
	2016	2015
Revenues:
Product revenues, net	$3,565	$—
Other revenues	4,492	4,404
Total revenues, net	8,057	4,404
Costs and expenses:
Cost of product revenues (exclusive of amortization shown separately below)	2,538	—
Amortization of intangible assets	1,272	—
Selling, general and administrative	37,459	3,262
Research and development	4,412	984
Total costs and expenses	45,681	4,246
(Loss) income from operations	(37,624)	158
Interest expense	(307)	—
Other income (expense), net	4,797	(186)
Loss before income tax expense	(33,134)	(28)
Income tax expense	654	—
Net loss	$(33,788)	$(28)

Basic net loss per common share	$(0.65)	$0.00
Diluted net loss per common share	$(0.73)	$0.00
Shares used in computing basic net loss per common share	52,155,505	32,259,570
Shares used in computing diluted net loss per common share	52,490,650	32,259,570

ARALEZ PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands of U.S. dollars)

	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$114,026	$24,816
Accounts receivable, net	11,561	5,966
Inventory	4,428	—
Prepaid expenses and other current assets	3,681	1,225
Property and equipment, net	1,331	251
In-process research and development	3,469	—
Goodwill	74,465	—
Other intangible assets, net	87,884	—
Total assets	$300,845	$32,258

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$6,204	$4,557
Accrued compensation	5,566	5,229
Accrued expenses	11,240	6,703
Note payable	3,855	—
Other current liabilities	7,787	—
Long-term debt	74,476	—
Deferred tax liability	7,395	—
Other long-term liabilities	446	986
Total liabilities	116,969	17,475
Total shareholders’ equity	183,876	14,783
Total liabilities and shareholders’ equity	$300,845	$32,258

ARALEZ PHARMACEUTICALS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited; in thousands of U.S. dollars)

	Three Months Ended March 31,
	2016	2015
GAAP Selling, general and administrative expenses:	$37,459	$3,262
Share-based compensation expense	(3,583)	(422)
Retention and severance	(990)	—
Transaction expenses	(7,303)	—
Excise tax equalization payments	(11,491)	—
Non-GAAP Selling, general and administrative expenses:	$14,092	$2,840

	Three Months Ended March 31,
	2016	2015
GAAP Research and development expenses:	$4,412	$984
Share-based compensation expense	(327)	(55)
Retention and severance	(90)	—
Excise tax equalization payments	(552)	—
Non-GAAP Research and development expenses:	$3,443	$929

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